INDEPENDENT AUDITORS’ CONSENT

We  consent  to  the  use  of  our  report  dated  September  28,  2009  on  the  consolidated  financial statements of Teryl Resources Corp. as at May 31, 2009, and for the years ended May 31, 2009 and 2008 that are included in the Company's Annual Report Form 20-F filing.

Vancouver, Canada

”Morgan & Company”

November 30, 2010

Chartered Accountants

Tel: (604) 687 – 5841

MEMBER OF

P.O. Box 10007 Pacific Centre

Fax: (604) 687 – 0075

Suite 1488 – 700 West Georgia Street

www.morgan-cas.com

Vancouver, BC V7Y 1A1